EXHIBIT 10.3

                                                             REVOLVING CREDIT PROMISSORY NOTE

$1,000,000.00                                                                                                                                                  December 31, 2010

                For value received TOR Minerals International, Inc., a Delaware corporation (hereinafter called "Maker" whether one or more) promises to pay to the order of AMERICAN BANK, N.A., ("Payee") at its office in Corpus Christi, Nueces County, Texas, in lawful money of the United States the sum of ONE MILLION DOLLARS, or so much thereof as may be advanced and unpaid hereon from time to time, together with interest on the unpaid principal balance hereon outstanding from time to time prior to maturity (except during certain periods of default as set forth below) at a variable rate which is one percent (1%) per annum ABOVE THE REFERENCE RATE, with such variable rate to change and be adjusted to reflect any change in such Reference Rate at the time of any such change; provided, such variable rate shall never be less than 5.5% per annum nor ever exceed the lesser of: (i) the maximum legal rate which may be lawfully contracted for, charged or received hereon from time to time under applicable law; or (ii) 17.5% per annum.

                As used herein, the "Reference Rate" shall mean the Wall Street Journal Prime Rate as reported in the Money Rates section of the Wall Street Journal which is based on the base rate on corporate loans at large U.S. money center commercial banks.  If the Wall Street Journal Prime Rate ceases to be made available by the publisher or any successor to the publisher, the interest rate will be determined by using a comparable index.  If more than one Wall Street Journal Prime Rate is quoted, the higher rate shall apply.  The Wall Street Journal Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

                All interest rates hereunder shall be computed on a full calendar year (365/366 days) basis. Chapter 346 of the Texas Finance Code shall not in any event apply to the loan evidenced hereby.

PAYMENT DEFAULTS/OTHER DEFAULT PROVISIONS:

                (a)  Late Charge for Payment Defaults:  If a regularly scheduled payment due prior to maturity is 10 days or more late, Maker will be charged 5.000% of the regularly scheduled payment.  The late charge shall not apply to payments due at maturity.

                (b)  Annual Interest Rate with Other Default: Maker hereby agrees that, prior to maturity, at the sole option of Payee and upon ten (10) days written notice to Maker, the entire unpaid principal balance of this Note may bear interest at the highest rate permissible under applicable law or 17.50% per annum, whichever is less, during any period(s) in which Maker fails to comply with or to perform any term, obligation, promise or condition, other than a payment default, contained in this Note or any agreement related to and/or securing this Note.  This Paragraph (b) does not apply to payment defaults, such being specifically addressed herein in Paragraph (a) Late Charge for Payment Defaults.

$1,000,000.00 Revolving Credit Promissory Note
Maker: TOR Minerals International, Inc.
Payee: American Bank, N.A.

POST MATURITY RATE:

                The Post Maturity Rate on this Note is the maximum rate allowed by applicable law.  Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate, with the exception of any amounts added to the principal balance of this Note based on Lender's payment of insurance premiums, which will continue to accrue interest at the pre-maturity rate.

                Principal shall be due and payable on or before July 1, 2012 (the "maturity date"), and in accordance with a Loan Agreement of even date herewith (the "Loan Agreement").  Accrued interest shall be due and payable on a monthly basis commencing February 1, 2011, and on the same day of each succeeding month thereafter, and at maturity.

                Each payment will be first applied to reduce the amount owed for charges which are neither interest nor principal, including any late charges and costs to be reimbursed Payee under any agreement or document relating to or securing this Note.  The remainder, if any, of each payment will then be applied first to reduce accrued and unpaid interest, and then any remaining amount applied to unpaid principal.

                Principal and accrued interest may be prepaid in whole or in part from time to time without penalty or premium.

                This note evidences funds to be advanced to Maker pursuant to a Loan Agreement of even date herewith (the "Loan Agreement").  Payment hereof is secured by and guaranteed as set forth in such Loan Agreement.

                This note shall evidence the Maker's, endorsers', sureties' and guarantors' joint and several obligation to pay all advances, together with interest thereon, made by Payee to Maker or for Maker's account.  Interest shall accrue on principal only from the date advanced until paid.

                At the option of the holder hereof, and after the notice of default and opportunity to cure set forth below, the maturity of this note may be accelerated and all unpaid amounts of principal and accrued interest shall become immediately due and payable, without presentment or demand or notice to any person obligated as Maker or any other person obligated hereon, upon the occurrence of any of the following events: default in the payment of any indebtedness or any part thereof owing to holder by any person obligated as Maker or any other person obligated hereon, whether evidenced by this note or otherwise; or failure to perform or keep any of the conditions and covenants contained in any document given to secure indebtedness owing to holder by any person obligated as Maker or any other person obligated hereon or any document evidencing loan agreements made in connection herewith; or, if Maker is an entity, failure of Maker to maintain its status in good standing as an entity qualified to do business in the State of Texas, or any dissolution, merger or consolidation of Maker; or insolvency or making of any general assignment for the benefit of creditors by any person obligated as Maker or any other person obligated hereon; or the filing of any petition or commencement of any proceeding by or against any person obligated as Maker or any other person obligated hereon for any relief, discharge, rearrangement, reorganization or otherwise under any bankruptcy or insolvency laws; or the levying on, seizure or freezing of any account of any person obligated as Maker or any other person obligated hereon by any agency or instrumentality of the State or Federal government; or the issuance of any writ of attachment or garnishment relating to or affecting any of the property or assets of any person obligated as Maker or any other person obligated hereon.

$1,000,000.00 Revolving Credit Promissory Note
Maker: TOR Minerals International, Inc.
Payee: American Bank, N.A.

                The holder hereof shall be entitled, as further security for the payment of this note, to a security interest in all property pledged as collateral and any money found on deposit with the holder to the credit of the Maker, and may retain and apply said money, securities or proceeds of such collections to the payment of this note and indebtedness in accordance with that Security Agreement of even date herewith executed by Maker in favor of Payee (the "Security Agreement").  The holder's right to set-off applies without prior notice by holder to Maker.  Holder will not be liable for wrongful dishonor of a check where such dishonor occurs because of holder's set-off of this debt against Maker's accounts.

                Except for the notice of default set forth below, Maker and all sureties, endorsers and guarantors of this note hereby severally waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intention to accelerate maturity, notice of acceleration of maturity, and all other notice, and diligence in collecting this note or filing suit thereon or enforcing any security given therefor, and agree to any substitution, exchange or release of any security now or hereafter given for this note or the release of any party primarily or secondarily liable hereon. Maker and all sureties, endorsers and guarantors of this note further severally agree that it will not be necessary for the payee or any holder hereof, in order to enforce payment of this note, to first institute or exhaust its remedies against any person obligated as Maker or other party liable therefor or to enforce its rights against any security for this note and hereby consent to the renewal and extension or modification from time to time of this note (regardless of the number or length of time of the renewals, extensions or modifications), and to any other indulgence with respect hereto, without notice of any such renewal, extension, modification or indulgence.  All persons obligated hereon, whether as a maker, endorser, surety, guarantor or otherwise, shall be jointly and severally liable for repayment of the indebtedness evidenced by or arising under this note.

                In the event that this note is placed into the hands of an attorney for collection, or if collected through probate, bankruptcy or other judicial proceedings, then there shall be additionally owing hereon all expenses and costs of collection, including reasonable attorney's fees.

$1,000,000.00 Revolving Credit Promissory Note
Maker: TOR Minerals International, Inc.
Payee: American Bank, N.A.

                It is expressly provided and stipulated that, notwithstanding any provision of this Note or any loan agreement or in any deed of trust, assignment, security agreement or other agreement securing payment of this note, in no event shall the aggregate of all interest paid by the Maker to the holder hereof or contracted for, chargeable or receivable hereunder ever exceed the maximum legal rate of interest which may lawfully be charged Maker under the laws of the State of Texas or the United States (whichever may permit the higher rate) on the principal balance of this note from time to time advanced and remaining unpaid. In this connection, it is expressly stipulated and agreed that it is the intent of the payee and the Maker in the execution and delivery of this note to contract in strict compliance with usury laws of the State of Texas or the United States (whichever may permit the higher rate).  In the event said maximum legal rate is calculated under Texas statutes, the applicable rate ceiling (maximum rate) shall be the indicated (weekly) rate ceiling from time to time in effect, as provided in Chapter 303 of the Texas Finance Code, as amended. In furtherance thereof, none of the terms of this note or any loan agreement or in any deed of trust, assignment, security agreement or other agreement securing payment of this note, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum legal interest rate permitted to be charged to the Maker under such laws.  The Maker or any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this note shall never be liable for interest in excess of the maximum interest that may lawfully be charged under such laws, and the provisions of this paragraph shall govern over all other provisions of this note or any loan agreement or any deed of trust, assignment, security agreement or other agreement securing payment of this note, should such provisions be in apparent conflict herewith. All sums paid or agreed to be paid to payee or the holder of this note for the use, forbearance or detention of the indebtedness of Maker under the terms of this note or otherwise shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest with respect to such indebtedness is uniform throughout the term hereof, and, in conjunction therewith, if the loan evidenced by this note should ever be deemed to consist of two or more loans, then any sum paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Maker to payee under the terms of this note which is deemed to be excessive interest with respect to one or more of such loans shall be allocated to the loans for which a maximum lawful rate of interest has not been contracted for, charged or received or for which no maximum rate of interest exists.

$1,000,000.00 Revolving Credit Promissory Note
Maker: TOR Minerals International, Inc.
Payee: American Bank, N.A.

Notice of Default.  Notwithstanding anything in the foregoing, THE LOAN AGREEMENT, THE SECURITY AGREEMENT OR ANY OTHER AGREEMENT, CERTIFICATE, DOCUMENT OR OTHER INSTRUMENT RELATED HERETO to the contrary, the maturity of this Note shall not be accelerated until after the holder hereof has notified the Maker by personal delivery or by certified mail, return receipt requested, in writing of any default, and if the same be not cured within ten (10) days as regards any monetary default and within thirty (30) days as regards any nonmonetary default from the date of such notice, then without further notice, presentment, demand of any kind, acceleration of maturity hereof may be imposed.  In the event such notice is effected by personal delivery, the date and hour of actual delivery shall be the time and date of such notice to Maker.  Notice by certified mail shall be deemed given when placed in the United States mail, postage prepaid, addressed to Maker at the last known address of Maker as shown by the records of the holder hereof.

NOTICE TO CONSUMER: UNDER TEXAS LAW, IF YOU CONSENT TO THIS AGREEMENT, YOU MAY BE SUBJECT TO A FUTURE RATE AS HIGH AS 17.5 PERCENT PER YEAR.

TOR MINERALS INTERNATIONAL, INC

By:	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer